                                                                    EXHIBIT 23.1










                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Board of Directors
Neoprobe Corporation:


We consent to incorporation by reference in the registration statements on Form S-8 (Nos. 33-81410 and 333-05143) and on Form SB-2 (No. 333-84782, 333-91462 and
333-110858) of Neoprobe Corporation of our report dated March 29, 2004, relating to the balance sheets of Neoprobe Corporation and subsidiary as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. This report appears in the December 31, 2003 annual report on Form 10-KSB of Neoprobe Corporation.



Columbus, Ohio
March 29, 2004